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                                                                     Exhibit 4.1

                         NORTH FORK BANCORPORATION, INC.
                      NEW EMPLOYEE STOCK COMPENSATION PLAN


                      Section 1. Establishment and Purpose

     North Fork Bancorporation, Inc. (the "Company") hereby establishes a long term incentive plan to be named the North Fork Bancorporation, Inc. New Employee Stock Compensation Plan (the "Plan"), for new employees of the Company and its subsidiaries. The purpose of this Plan is to enhance the ability of the Company and its subsidiaries to attract motivated and talented management personnel by authorizing the grant of stock based awards to persons not previously employed by the Company or any of its subsidiaries in connection with their entering into such an employment relationship.

                             Section 2. Definitions

     Whenever used herein, the following terms shall have the respective meanings set forth below:

    (a) Approval Date means, for any Award granted under the Plan, the date on which the Committee shall have acted to approve and authorize such Award.

    (b) Award means the grant of any Option or Restricted Stock or the right to receive either under the Plan.

    (c) Award Agreement means the written agreement between the Company and an Award Holder relating to an Award under the Plan.

    (d) Award Holder means an Eligible Employee who has received and continues to hold an Award under the Plan, or any permitted transferee who holds such an Award.

    (e)   Board means the Board of Directors of the Company.

    (f) Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

    (g) Committee means the Compensation and Stock Committee of the Board, which is the initial administrator of the Plan, or any successor administrator of the Plan.

    (h)   Company means North Fork Bancorporation, Inc., a Delaware corporation.

    (i) Current Market Value means, for any particular day, (i) for any period during which the Stock shall be listed for trading on a national securities exchange, the average of the high and low price per share of Stock on such exchange on such day, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by

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          the National Market System of the National Association of Securities
          Dealers Automated Quotation System ("NASDAQ"), the average of the high and low transaction price per share as quoted by the National Market System of NASDAQ for such day, (iii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the average of the high and low bid price per share as reported by NASDAQ for such day, or (iv) in the event none of (i), (ii) and (iii) above shall be applicable, the fair market price per share of Stock for such day as determined by the Board of Directors. If Current Market Value is to be determined as of a day when the securities markets are not open, the Current Market Value on that day shall be the Current Market Value on the nearest preceding day when the markets were open.

    (j) Date of Employment means the date an Eligible Employee commences employment with the Company or any of its Subsidiaries.

    (k) Eligible Employee means any person who has commenced employment or accepted an offer of employment with the Company or any Subsidiary as a salaried employee thereof (including as an officer or a director who is also an employee) but who has not been so employed for more than 60 days.

    (l)   Exchange Act means the Securities Exchange Act of 1934, as amended.

    (m) Exercise Price of an Option means a price fixed by the Committee as the purchase price for Stock under the Option, as such may be adjusted under Section 10.

    (n) Option means a right to purchase a certain number of shares of Stock at a designated Exercise Price for a specified period of time and subject to specified conditions. For purposes of the Plan, all Options shall be so-called nonqualified (or nonstatutory) stock options, not qualifying as "incentive stock options" under Section 422 of the Code.

    (o) Option Date means, for any Option granted under the Plan, the Date of Employment of the Eligible Employee to which such Option is awarded.

    (p) Period of Restriction means the period during which any shares of Restricted Stock awarded under the Plan are subject to forfeiture as provided under Section 9, which period shall extend from the date such shares of Restricted Stock are issued to an Eligible Employee until the last day of such period as determined under the Plan.

    (q)   Reporting Person means a person subject to Section 16 of the Exchange
          Act.

    (r) Restricted Stock means shares of Stock awarded under the Plan that are subject to a certain risk of forfeiture during the Period of Restriction for such shares as


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          established under Section 9 but that cease to be subject to such risk of forfeiture and cease to be Restricted Stock upon expiration of the Period of Restriction.

    (s) Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, or any successor regulation.

    (t)   Stock means the Common Stock of the Company.

    (u)   Subsidiary means a subsidiary corporation of the Company as defined in
          Section 424(f) of the Code.

    (v) Taxable Event means an event relating to an Award under the Plan which requires federal, state or local tax to be withheld by the Company or a Subsidiary.

    (w) Terminated for Cause means, (i) for Award Holders serving under an employment agreement containing a provision for termination of employment for "cause," termination of employment of the Award Holder for "cause" pursuant to such provision, and (ii) for other Award Holders, termination of employment of the Award Holder by a two-thirds vote of the entire Board of Directors of the Company or the Subsidiary employing such Award Holder, expressly for one or both of the following "causes," as evidenced in a certified resolution of the Board:(A) any willful misconduct by the Award Holder that is materially injurious to the Company or the Subsidiary, monetarily or otherwise; or (B) conviction of the Award Holder with no further possibility of appeal of any felony under applicable state or federal banking or financial institution laws, or the agreement of the Award Holder to plead guilty to any such felony.

                            Section 3. Administration

     The Plan initially will be administered by the Committee. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. Notwithstanding the foregoing, the Committee in its discretion may delegate to the President or other appropriate officers of the Company or any Subsidiary the authority to make any or all determinations under the Plan, including the decision to grant Awards and the types of Awards granted, to the extent permitted under applicable law; provided, however, that no such delegation shall apply to Awards granted to persons who are Reporting Persons. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, and all actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

                    Section 4. Shares Authorized for Awards

     The maximum number of shares available for Awards under the Plan is 1,000,000 shares of Stock and there is hereby reserved for issuance under the Plan an aggregate of 1,000,000


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shares of Stock, subject to adjustment as provided in Section 10. Such shares may be allocated as between Awards of Options and Awards of Restricted Stock as the Committee deems appropriate. Shares underlying outstanding Options and outstanding shares of unvested Restricted Stock will be counted against the Plan maximum while such Options and shares of Restricted Stock are outstanding. Upon termination of exercisability of outstanding Options prior to the full exercise thereof or forfeiture of outstanding shares of Restricted Stock prior to the vesting thereof, the shares underlying such Awards at the time of termination or forfeiture shall be returned to the Plan and shall again be available for future grants of Awards thereunder. In addition, if payment of the Exercise Price of any Option granted under the Plan is satisfied, upon exercise of such Option, by the Award Holder's surrender to the Company of shares of Stock previously owned by the Award Holder (or, in lieu of actual surrender, by a constructive surrender of such shares), the number of shares surrendered or constructively surrendered shall be returned to the Plan and shall again be available for future grants of Awards thereunder. The maximum number of shares subject to Awards that may be granted to any one Eligible Employee under the Plan is two hundred thousand (200,000).

                 Section 5. Persons Eligible to Receive Awards

     Awards may be granted under the Plan only to Eligible Employees. The Committee shall have the authority, acting in its sole discretion, to grant an Award to an Eligible Employee under the Plan upon a determination that the Award will provide incentive to the individual to work for the benefit of the Company and its stockholders. Subject to the terms of the Plan, an Award may be granted to an Eligible Employee prior to the time that such individual first performs services for the Company or any Subsidiary, provided such individual has accepted or simultaneously accepts an offer of employment, either written or oral, from the Company or any Subsidiary and provided further that any such grant of an Award to an individual prior to commencement of employment shall be conditional upon such individual's subsequently commencing employment.

                           Section 6. Types of Awards

     The following Awards, and rights thereto, may be granted under the Plan in any proportion: Options and Restricted Stock, each as further described below. Except as specifically limited herein, the Committee, in granting an Award to an Eligible Employee, shall have complete discretion in determining the type of such Award, the number of shares of Stock subject thereto, and the terms and conditions of such Award, which terms and conditions need not be uniform as among different Awards. Each Award shall be evidenced by an Award Agreement, as provided in Section 7 of the Plan. From time to time, as the Committee deems appropriate and in the best long-term interests of the Company and its stockholders, the Committee may elect to modify or waive one or more terms or conditions of an outstanding Award previously granted under the Plan, provided that (i) no such modification or waiver shall give the Award Holder of any other Award granted under the Plan any right to a similar modification or waiver, (ii) no such modification or waiver of an Award shall involve a change in the number of shares subject to the Award or a change in the Exercise Price of an Option or the purchase price, if any, of Restricted Stock which is the subject of the Award, and (iii) any such modification or waiver which is adverse or arguably adverse to the interests of the Award Holder shall not be effective unless and until the Award Holder shall consent thereto in writing.



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                          Section 7. Award Agreements

     Within thirty (30) days after the Approval Date of an Award to an Eligible Employee or the Date of Employment of such individual, whichever is later, the Company shall notify the individual of the grant of such Award and shall hand deliver or mail to the individual an Award Agreement, duly executed by and on behalf of the Company, with the request that the individual execute the agreement within thirty (30) days after the date of mailing or delivery by the Company and return the same to the Company. If the individual shall fail to execute and return the Award Agreement to the Company within said 30-day period, the Committee may elect to treat the Award as void and never granted. If an Award granted under the Plan is eligible for transfer and the subject of a proposed eligible transfer, no such transfer shall be or become effective until and unless the permitted transferee shall have duly executed and returned to the Company an Award Agreement in a form acceptable to the Committee.

                            Section 8. Stock Options

     (a) Upon the grant of an Award in the form of an Option to an Eligible Employee under the Plan, the Committee shall determine the number of shares of Stock subject to the Award.

     (b) The Committee shall determine the Exercise Price of any Option granted hereunder, provided such Exercise Price shall not be less than, but may be more than, 100 percent of the Current Market Value of the Stock on the Date of Employment of the Eligible Employee to whom the Option is granted.

     (c) Except as the Committee may otherwise provide, any Option granted hereunder will first become exercisable by the Award Holder, in whole or in part, six (6) months after the Date of Employment. Unless otherwise provided by the Committee, the exercisability of any Option granted hereunder will be accelerated, to the extent such Option is not already then exercisable, upon the subsequent occurrence of a "change in control" of the Company, as defined by the Committee, or such other occurrence as the Committee may specify. Generally, exercisability of any Option granted hereunder to an Eligible Employee also shall be conditioned upon continuity of employment of such individual with the Company and its Subsidiaries, provided that, if the Committee so provides upon grant, exercisability of the Option may continue for some designated period of time after termination of employment, subject to the following limitations: (i) if employment is terminated other than due to the death of such individual, exercisability may be extended to not more than one year after termination; and
(ii) if employment is terminated due to the death of such individual, exercisability may be extended to the normal end of the exercise period. In addition, no Option granted hereunder to an Eligible Employee may be exercisable after Termination for Cause of such individual. Leaves of absence granted by the Company for military service or illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment.

     (d) Upon exercise of any Option granted hereunder, in whole or in part, the Exercise Price with respect to the number of shares as to which the Option is then being exercised may be paid by check or, if the Award Holder so elects, in whole or in part by surrender to the Company of shares of Stock previously owned by the Award Holder and meeting the Company's



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requirements for such shares. Any previously-owned shares of Stock to be used in full or partial payment of the Exercise Price shall be valued at the Current Market Value of the Stock on the date of exercise. In lieu of the actual surrender of qualifying shares of Stock by the Award Holder to the Company in any such stock-for-stock exercise, the Award Holder may merely affirm to the Company the Award Holder's ownership of such number of shares, in which event the Award Holder shall be deemed to have constructively surrendered such shares in payment of the Exercise Price and the Company, upon its delivery of the shares of Stock as to which the Option is being exercised, shall deduct from the number of shares otherwise deliverable the number of shares deemed surrendered but not actually surrendered by the Award Holder, which deducted shares shall be deemed to have been constructively delivered to the Award Holder on the exercise date, in exchange for the shares constructively surrendered by the Award Holder on such date. Delivery by the Company of shares of Stock upon exercise of an Option shall be made to the person exercising the Option or the designee of such person subject to such terms, conditions, restrictions and contingencies as may be provided in the Award Agreement.

     (e) The Committee, in approving an Award of Options, may require reasonable advance notice from the Award Holder of the exercise thereof, normally not to exceed three calendar days, and may condition exercise thereof upon the availability of an effective registration statement or exemption from registration under applicable federal and state securities laws relating to the Stock being issued upon exercise.

                          Section 9. Restricted Stock

     (a) Upon the grant of an Award in the form of Restricted Stock to an Eligible Employee under the Plan, the Committee shall determine the number of shares of Restricted Stock subject to the Award. Restricted Stock granted under the Plan will involve no cost to the Eligible Employee, except as applicable law may otherwise specifically require, in which event the Award will be subject to the consent of the Eligible Employee to pay such cost, which will not in any event exceed the aggregate par value of the Stock subject to the Award.

     (b) Upon grant of an Award in the form of Restricted Stock to an Eligible Employee under the Plan, the Committee shall determine the last day of the Period of Restriction for the shares of Restricted Stock subject to the Award. If the Committee so provides, different numbers or portions of the shares of Restricted Stock subject to an Award may have different Periods of Restriction. Except under unusual circumstances, as specifically determined by the Committee, the last day of the Period of Restriction for any shares of Restricted Stock granted under the Plan shall not be earlier than the day one (1) year after the Date of Employment. Notwithstanding the foregoing, in the case of any shares of Restricted Stock awarded under the Plan, if the Committee so provides upon grant thereof, the Period of Restriction will be foreshortened upon the occurrence during such period of a "change in control" of the Company, as defined by the Committee. Moreover, the Committee also may foreshorten the Period of Restriction for any shares of Restricted Stock upon the death of the Award Holder, as provided in Section 11. During the Period of Restriction, the shares of Restricted Stock shall be subject to forfeiture by the Award Holder to the Company if such individual ceases to be employed by the Company or its Subsidiaries.

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     (c)  Shares of Restricted Stock awarded under the Plan to an Eligible
Employee will be issued in the name of such individual on the Approval Date. Pending expiration of the Period of Restriction, certificates representing shares of Restricted Stock shall be held by the Company or the transfer agent for the Stock. Upon expiration of the Period of Restriction for any such shares, certificates representing such shares shall be delivered to the Award Holder or the Award Holder's designee.

     (d) From and after the Approval Date for an Award of Restricted Stock, the Award Holder shall be entitled to receive and hold all dividends declared and paid by the Company with respect to the shares of Restricted Stock subject to the Award, which dividends will be the same as those declared and paid by the Company with respect to all outstanding shares of Stock generally. In the event of any subsequent forfeiture of such shares of Restricted Stock, the Award Holder shall not be required to return to the Company any dividends previously received with respect to such shares.

     (e) From and after the Approval Date for an Award of Restricted Stock, the Award Holder shall be entitled to exercise all voting rights with respect to the shares of Restricted Stock subject to the Award, which rights will be the same as those possessed by holders of outstanding shares of Stock generally.

                       Section 10. Adjustment Provisions

     (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by a stock dividend, recapitalization, stock split or reverse stock split), the total number of shares reserved for issuance under the Plan and the maximum number of shares available for Awards to any one Eligible Employee under the Plan shall be adjusted accordingly, and the number of shares (and, in the case of Options, the Exercise Price) covered by each outstanding Award shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award to the Award Holder shall not be changed. The Committee shall make appropriate adjustments to the terms of the Plan and any outstanding Award to fully effect the intent of this Section 10(a). Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants or similar occurrence, as the Committee deems appropriate.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available for issuance hereunder, the Board shall use best efforts to authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the liquidation, discontinuation, merger out of existence or fundamental corporate restructuring of the Company, upon such terms and conditions as it may deem appropriate.

                        Section 11. Transfers of Awards

     Subject to any overriding restrictions and conditions as may be established from time to time by the Board, upon the grant of any Award under the Plan the Committee may determine that the Award shall be transferable at the election of the Award Holder, in the case of an Option,

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prior to exercise thereof, and in the case of Restricted Stock, prior to expiration of the Period of Restriction therefor, to such persons and subject to such terms and conditions as the Committee may specify. Unless the Committee shall specifically determine upon grant that an Award is thus transferable by the Award Holder, each Award granted under the Plan shall not be transferable by the Award Holder, otherwise than by will or similar instrument by which the Award Holder may effect transfer of the Award upon the Award Holder's death, including any written designation of beneficiary as the Committee may approve, or by or the laws of descent and distribution, and shall be exercisable, during the Award Holder's lifetime, only by the Award Holder. In the event of the death of an Award Holder holding an unexercised Option, exercise of the Option may be made only by the person or persons to whom the deceased Award Holder's rights under the Option shall pass or by the executor or administrator of the estate of the Award Holder, and such exercise may be made only to the extent that the deceased Award Holder was entitled to exercise such Option at the date of death. In the event an Eligible Employee who has received an Award or Awards of Restricted Stock dies before expiration of the Period of Restriction for such Award or Awards, the Committee may, in its sole discretion, if and to the extent it believes such action is warranted in light of all applicable circumstances, elect within sixty (60) days after the date of death to foreshorten the Period of Restriction for some or all of the shares of Restricted Stock subject to the Award(s) to the date of death of the Eligible Employee, such that the shares shall be deemed not to be forfeited and no longer to be Restricted Stock as of the date of death.

                               Section 12. Taxes

     The Company shall be entitled to withhold, and shall withhold, the minimum amount of any federal, state or local tax attributable to any delivery of shares under the Plan, whether upon exercise of an Option or expiration of a Period of Restriction for Restricted Stock or occurrence of any other Taxable Event, after giving the person entitled to receive such delivery notice as far in advance of the Taxable Event as practicable, and the Company may defer making delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. Such withholding obligation of the Company may be satisfied by any reasonable method, including, if the Company so elects in its sole discretion, by reducing the number of shares otherwise deliverable to or on behalf of the Award Holder on such Taxable Event by a number of shares of Stock having a Current Market Value on the date of such Taxable Event equal to the amount of such withholding obligation.

                       Section 13. No Right to Employment

     No Eligible Employee shall have any right to employment or continued employment with the Company or any of its Subsidiaries, as an officer or other employee, solely as a result of such individual's receipt of an Award under the Plan.

                Section 14. Duration, Amendment and Termination

     The Committee or the Board may amend the Plan from time to time or terminate the Plan at any time. By mutual agreement between the Company and an Award Holder, one or more Awards may be granted to such Award Holder in substitution and exchange for, and in cancellation of, any certain Awards previously granted such Award Holder under the Plan,


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provided that any such substitution Award shall be deemed a new Award for purposes of calculating any applicable exercise period for Options or Period of Restriction for Restricted Stock. To the extent that any Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to an Award Holder, any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Awards that so qualify (including the authority to grant, simultaneously or otherwise, Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Awards under the Plan.

                      Section 15. Miscellaneous Provisions

     (a) Naming of Beneficiaries. In connection with an Award, an Award Holder may name one or more beneficiaries entitled to receive, in the event of the death of the Award Holder, the Award Holder's benefits, to the extent permissible pursuant to the various provisions of the Plan and in accordance with the Committee's specifications.

     (b) Successors. All obligations of the Company under the Plan with respect to Awards issued hereunder shall be binding on any successor to the Company.

     (c) Governing Law. The provisions of the Plan and all Award Agreements under the Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware without reference to conflict of laws provisions, except insofar as any such provisions may be expressly made subject to the laws of any other state or federal law.

     (d) Approval by the Board and the Committee. The Plan, in order to become effective, must be approved by the Board. Any Award granted under this Plan and any Award Agreement executed pursuant thereto prior to the submission of this Plan to the Board for approval shall be void and of no effect if this Plan is not approved as provided above.



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